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                                                                   EXHIBIT 10.31


                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (the "AGREEMENT") is made and entered into this 31st day of March, 1998, by and between EQUIPMENT PURCHASING II L.L.C., a Delaware limited liability company, as assignee of Patricia McGinty ("OWNER") and MULTIMEDIA GAMES, INC., a Texas corporation ("MANAGER").

                              W I T N E S S E T H:

         WHEREAS, Manager and Owner, as assignee, have entered into a certain Equipment Purchase Agreement, dated of even date herewith (the "PURCHASE AGREEMENT"), whereby Owner has purchased MegaMania electronic player stations (collectively, the "EQUIPMENT" and individually, an "EPS");

         WHEREAS, Owner is the assignee of a Management Agreement (the "ASSIGNED AGREEMENT") between the Company and Patricia McGinty ("ASSIGNOR") pursuant to which the Company agreed to manage the Equipment;

         WHEREAS, Owner has assumed the rights and obligations of Assignor under the Assigned Agreement and desires to enter into this Agreement with the Company in order to amend and restate the Assigned Agreement solely to reflect Owner as assignee) ; and

         WHEREAS, Owner desires to have Manager manage, operate and maintain the Equipment.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                          ENGAGEMENT AND AUTHORIZATION

         Section 1.01 Engagement as Manager. Owner hereby engages Manager to manage the Equipment in accordance with the terms and conditions hereof. The Equipment includes systems subject to lease/purchase agreements (the "LEASE/PURCHASE EQUIPMENT") and systems subject to rental pool agreements (the "RENTAL POOL EQUIPMENT"). Manager may engage such independent contractors as Manager deems necessary to supplement and complement Manager's employees and properly and adequately manage, operate and maintain the Equipment.

         Section 1.02 Grant of Authority. Owner hereby grants to Manager the power and authority to manage, operate, control and direct the Equipment of Owner to the full extent of Owner's power and authority; provided that Manager shall not have the power or authority to (i) perform any act that


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is expressly required to be performed by Owner; or (ii) grant by contract any encumbrance, security interest or pledge in any of the Equipment (other than to lessees of the Equipment).

         Section 1.03 Employees; Independent Contractor.

         (a) Manager shall be responsible for all of its employees and/or independent contractors engaged by it. All matters pertaining to the employment, supervision, compensation, promotion and discharge of Manager's employees and others engaged by Manager for the management, operation and maintenance of the Equipment are the responsibility of Manager, and Manager shall be liable to such employees for their compensation (in whatever form or amount such compensation may be). Manager shall fully comply with all applicable laws and regulations having to do with worker's compensation, social security, unemployment, insurance, hours of labor, wages, working conditions, and other employer-employee related subjects in connection with the Equipment.

         (b) This Agreement is entered into solely to provide for the performance of the services set forth herein and to define the rights, obligations and liabilities of the parties hereto. This Agreement, and any document or understanding entered into in connection herewith, shall not be deemed to create any other relationship between Manager and Owner other than as expressly provided herein. It is understood that the relationship of Manager to Owner shall be that of an independent contractor. Nothing contained herein or inferable here from shall be deemed or construed to (1) make Manager the agent, servant or employee of Owner, or (2) to create any partnership, joint venture, or other association between Owner and Manager. Owner shall not be responsible for any injury sustained by Manager of its employees or by third parties arising out of the performance of this Agreement by Manager under Owner's workers' compensation policy or otherwise, and the doctrine of "respondeat superior" shall not apply between Owner and Manager.

         Section 1.04 Compliance with Laws and Contracts. Manager shall be responsible for management, operation and maintenance of the Equipment in substantial compliance with all applicable federal, state and municipal laws, ordinances and regulations. Manager shall promptly remedy, at Manager's expense, any violation of any law, ordinance, rule, regulation, or order which comes to its attention to the extent such remedy is within the control of Manager. Manager further agrees to obtain any licenses and approvals required for the operation of the Equipment.

                                   ARTICLE II

                              TERM AND TERMINATION

         Section 2.01 Term. This Agreement shall be effective upon the date of execution (the "EFFECTIVE DATE") and shall continue and remain in full force and effect until of the later of (i) three (3) years from the Effective Date or (ii) until the Buyer has received as Compensation one hundred and forty percent (140%) of the Purchase Price under the Equipment Purchase Agreement (the "TERM"). In no event shall the Term exceed four (4) years from the Effective Date. "COMPENSATION" as used in this section shall mean all amounts received by Owner with respect to the Equipment, less any Management Fees paid to Manager hereunder.



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         Section 2.02 Termination. This Agreement may be canceled and terminated at any time by Owner or Manager (the "TERMINATING PARTY") under any of the following circumstances:

         (a) upon three (3) days prior written notice for any breach or default in the payment of any amounts due the Terminating Party pursuant to this Agreement;

         (b) upon thirty (30) days prior written notice for any other breach or default of any covenant or condition by the non-Terminating Party; or

         (c) upon the sale of all of the Equipment by the Owner, subject, however, to a right of first refusal of Manager.

         Section 2.03 Effect of Termination.

         (a) Upon termination of this Agreement by Owner as the Terminating Party and at the end of the Term, Owner's obligation to pay Manager's compensation shall cease immediately, and except as provided herein, the parties shall have no further rights or obligations to the other. Manager agrees that upon Owner's request, it shall deliver to Owner all records, books, accounts, and other files.

         (b) Upon termination of the Agreement by Manager as the Terminating Party, all obligations of Manager hereunder shall cease and Manager shall have all rights of a non-defaulting party at law or in equity.

         (c) Notwithstanding the foregoing, the termination of this Agreement shall not affect the rights of the terminating party with respect to any damages at law or in equity it may have suffered as a result of any breach of the Agreement, nor shall it affect the rights of Owner with respect to liability or claims accrued, or arising out of events occurring, prior to the date of termination.

                                   ARTICLE III

                                MANAGER'S DUTIES

         Section 3.01 General. Manager shall manage, operate and maintain the Equipment on behalf of Owner in accordance with the provisions of this Agreement.

         Section 3.02 Gaming Procedures and Gaming Accounting Procedures. Manager shall be responsible for proposing, establishing and modifying from time to time (a) the "GAME PROCEDURES," hereby defined as the technical, financial and other plans, arrangements, systems, rules and procedures defining and used in the operation and use of the Equipment and the playing of the MegaMania and Flash Cash games and (b) the "GAME ACCOUNTING PROCEDURES" which are defined as specific written procedures to be followed regarding the handling of revenues derived from use of the Equipment. Manager shall communicate, negotiate and coordinate with each third party which may have leased or contracted to use the Equipment, regarding the implementation of the Gaming Procedures and the Game Accounting Procedures.


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         Section 3.03 Use/Lease Contracts; Re-leasing.

         (a) Manager is responsible for supervising and administering the leasing of the Equipment to the Indian tribes as specified in EXHIBIT 3.03 hereto, or to such other tribes as may from time to time lease or use the Equipment (each a "TRIBE") and agrees to perform whatever service may be required in connection with the negotiation of renewals, extensions, modifications or cancellations thereof, subject to Owner's final approval. In the event a lease of the Equipment with a Tribe is terminated, Manager shall use its best efforts to enter into another lease/purchase or rental pool agreement for the use of the Equipment at the earliest possible date, after making all necessary modifications to insure the marketability of the Equipment, and provided that Owner has approved the terms and conditions pursuant to which the Equipment is to be leased or used. Manager shall use its best efforts in good faith to not enter into any future lease/purchase agreements if such agreements result in more than fifty-percent (50%) of the Equipment being subject to lease/purchase agreements.

         (b) Manager agrees that it will not place other MegaMania electronic player stations at a bingo facility that has returned the Equipment (a "RETURNING FACILITY") to Manager or Owner unless the Equipment has subsequently been leased to another party upon terms and conditions equally or more favorable to Owner than the terms and conditions of the agreement with the Returning Facility. Manager shall use its best efforts to ensure that the Equipment is leased or in use at all times during the Term of this Agreement. Owner agrees to pay a fee of Ten Dollars ($10.00) per electronic player station for the cost and expense of re-leasing the Equipment (the "RE-LEASING FEE").

         (c) If the Manager resituates Equipment subject to a rental pool agreement, such Equipment shall be subject to the Rental Pool Agreement entered into between Owner and Manager dated even date herewith.

         Section 3.04 Collection of Rents or Other Income. Manager shall collect, identify and remit to Owner its Owner Percentage (as defined in the Rental Pool Agreement between the parties of even date herewith attached hereto as EXHIBIT 3.04 (the "RENTAL POOL AGREEMENT")). All monies so collected shall be delivered to Owner within thirty (30) business days of collection by Manager. Manager shall use due diligence to promptly collect and remit to Owner all proceeds received from Tribes with respect to the purchase of Equipment (including the interest component thereof).

         Section 3.05 Repair and Maintenance; Risk of Loss. Manager shall attend to the making and supervision of all ordinary and extraordinary repairs and alterations to the Equipment such that the Equipment is at all times in good working order, repair and appearance, normal wear, tear or depreciation excepted. Manager shall furnish any and all parts, mechanisms and devices to keep the Equipment in good mechanical working order and shall install and license to Owner, any and all software upgrades developed by or for Manger related to the MegaMania game, at no cost to Owner. All risk of loss or damage to the Equipment shall be borne by Owner, subject to Article V hereof.



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         Section 3.06 Marketing. Manager shall conduct such market analyses and research and place such paid advertisements and promotions as Manager, in its sole discretion, deems necessary or advisable in order to promote use of the Equipment.

         Section 3.07 Insurance. Manager shall, at its sole expense, maintain in effect at all times during the Term, insurance coverages with limits reasonably acceptable to Owner, with insurers licensed to do business in the State of Oklahoma acceptable to Owner, and under forms of policies satisfactory to Owner. None of the requirements contained herein as to types, limits or Owner's approval of insurance coverage to be maintained by Manager are intended to and shall not in any manner limit, qualify or quantify the liabilities and obligations assumed by Manager under the Agreement or otherwise provided by law. The types of coverage shall, at a minimum, include Property and Casualty Insurance to cover risk of loss or damage to the Equipment, Workers' Compensation, Employers' Liability, Commercial General Liability, Comprehensive Automobile Liability and Umbrella Excess Liability Insurance. Owner shall be named as additional insurer on all such policies.

         Section 3.08 Gaming Insurance; Protection. As part of Manager's Management Fee, Manager shall provide reasonably commercially available errors and omissions insurance coverage or other protection suitable to Owner against the possibility of duplication of prize liabilities due to the malfunction of the Equipment and/or the personnel provided by Manager and its subcontractor to operate and manage the Equipment. Further, Manager shall guaranty, and be solely responsible for, the payment of prizes won while using the Equipment by letters of credit, performance bonds, escrowed funds, insurance and/or other guarantees.

         Section 3.09 Forms; Payment of Taxes. Manager shall keep the Equipment free and clear of all levies, liens and encumbrances. Manager shall, on behalf of Owner, prepare, execute and file punctually when due all forms, reports and returns required by law relating to the use of the Equipment, including any sales or use tax returns and income tax returns. In addition, as part of Manager's Management Fee, Manager shall pay punctually when due any sales, use, employment or other taxes relating to the use of the Equipment.

         Section 3.10 Financial Reporting, Record Keeping and Accounting.

         (a) All financial reporting, record keeping, and accounting with respect to the Equipment and the leasing, management, operation, repair and maintenance thereof, as well as all collections of revenues and expenditures relating thereto, shall be the responsibility of Manager and shall be adequately maintained at all times. Such books and records shall be owned by Owner and shall be kept in all material respects in accordance with the standards of the industry. Manager will not disclose to any party other than Owner the contents of such books and records, except as may be required by law. Manager shall also take reasonable steps to ensure that neither Manager nor any of Manager's employees or independent contractors at any time discloses or otherwise makes use of in any manner, whether during or after the Term, any information regarding the Owner's business or affairs without the prior written consent of Owner. This obligation shall survive the termination of this Agreement. All books and records relating to the Equipment shall be delivered to Owner or Owner's designated representative immediately upon request of Owner.


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         (b) Owner, its accountants, attorneys, and agents, may, subject to the lease of the Equipment with a Tribe or any agreement with a third party, examine or inspect the Equipment and any books and records relating to the Equipment for any purpose which Owner, in its sole discretion, deems necessary or advisable. Such inspection shall occur with as little disruption to the Tribe's or Manager's business as possible. Owner also reserves the right to perform additional audits relating to the Manager's activities.

                                   ARTICLE IV

                        MANAGEMENT FEE AND REIMBURSEMENTS

         Section 4.01 Management Fee.

         (a) Lease/Purchase Equipment - Manager shall receive as consideration and remuneration for managing and operating the Lease/Purchase Equipment a fee equal to Fifteen Dollars ($15.00) per electronic player station, per month.

         (b) Rental Pool Equipment - Manager shall receive as consideration and remuneration for managing and operating the Rental Pool Equipment a base fee equal to twelve percent (12%) of the Owner's Percentage, as that term is used in the Rental Pool Agreement. The Manager shall also receive as additional consideration certain monthly, non-cumulative bonuses as determined by the schedule below:

         Owner's Percentage
         (Per unit in Rental Pool)                   Bonus Amount
         -------------------------                   ------------
         Under $65 for a one month period            No Bonus

         $65.01 to $85.00                            9% of Owner's Percentage

         $85.01 to $105.00                           21.5% of Owner's Percentage

         $105.01 to $125.00                          31% of Owner's Percentage

         $125.01 to $145.00                          38% of Owner's Percentage

         Over  $145.00                               45.5% of Owner's Percentage

         (c) Owner hereby grants Manager the right to withhold the fees described in paragraphs (a) and (b) (collectively, the "MANAGEMENT FEE") and the Re-Leasing Fee from Manager's payment to Owner of the Owner's Percentage.

         Section 4.02 Costs and Expenses. Other than the Re-Leasing Fee, Manager shall be responsible for all costs, expenses and fees incurred in rendering services in connection with the Equipment, including, but not limited to, the cost of maintenance, insurance, compensation of


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Manager's employees, license fees, taxes, legal fees associated with any contracts related and any other cost or expense necessary to manage, operate or maintain the Equipment, such costs and expenses to be included as part of the Management Fee and Re-Leasing Fee paid by Owner pursuant to this Agreement.

                                    ARTICLE V

                                 INDEMNIFICATION

         Manager hereby agrees to and does indemnify and hold Owner, its members, officers, managers, employees and agents, harmless from and against any and all costs and expenses, losses, liabilities, damages, causes of action, claims and demands whatsoever, howsoever arising, including but not limited to those arising out of, concerning, or affecting the services provided by Manager under this Agreement. Such costs and expenses shall include, but shall not be limited to, costs and expenses, losses, liabilities, damages, causes of action, claims and demands, arising out of bodily injury, personal injury, or demands for property damage, or any other violation of rights of others, warranties or other undertakings or duties of Manager, together with reimbursement to Owner for reasonable attorneys' fees and expenses.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         Section 6.01 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements made in this Agreement or in any certificate or instrument delivered in connection herewith shall be in full force and effect notwithstanding any investigation made by or disclosure made to any party hereto, whether before or after the date hereof, shall survive Closing and shall continue to be applicable and binding thereafter.

         Section 6.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without reference to the choice of law principles thereof.

         Section 6.03 Entire Agreement. This Agreement, including any exhibits and schedules hereto, contains the entire agreement and understanding between the parties hereto, and supersedes any and all prior agreements, arrangements and understandings, relating to the subject matter hereof. There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless consented to in writing by Owner and Manager.

         Section 6.04 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally or when sent by facsimile or on the third day after being mailed by registered or certified mail, postage prepaid, addressed as follows:


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                  To Manager:       Multimedia Games, Inc.
                                    7335 S. Lewis, Suite 302
                                    Tulsa, OK 74136
                                    Attention:  Contract Administration

                  To Owner:         Patricia McGinty
                                    312 Cherry Lane
                                    Palm Beach, FL  33480

         Any party may change its address for receiving notices by giving written notice of such change to the other party in accordance with this Section 6.04.

         Section 6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld.

         Section 6.06 Parties In Interest. Nothing in this Agreement shall entitle any party other than Buyer or Seller to any claim, cause of action, remedy or right of any kind.

         Section 6.07 Waiver. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing, signed by the party against which such waiver is sought to be enforced, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.

         Section 6.08 Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance (other than a term, covenant, condition or application which affects the essence of this Agreement) shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to those persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         Section 6.09 Assigned Agreement. This Agreement amends and restates the Assigned Agreement which, as so amended, remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives on the day first above written.



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                                       EQUIPMENT PURCHASING II L.L.C.
                                            By: Rio Grande Management Corp.


                                       By:
                                           -------------------------------------
                                           Name:    Clifton Lind
                                           Its:     President


                                       MULTIMEDIA GAMES, INC.


                                       By:
                                           -------------------------------------
                                           Name:    Gordon Graves
                                           Its:     Chief Executive Officer